Exhibit 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Pharmaceuticals Announces Second Quarter 2015 Results
-Revenue Up 59%, Gross Profit Up 101% over Comparative Period-

MILTON, ONTARIO – August 17, 2015 - Tribute Pharmaceuticals Canada Inc. (TSXV:TRX or OTCQX:TBUFF) ("Tribute" or the "Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S., today announced its operational and financial results for the second quarter ended June 30, 2015. Unless otherwise indicated, all dollar amounts included herein are stated in Canadian dollars.

The Company's financial statements and management report are available at www.sedar.com, www.sec.gov and at www.tributepharma.com.

 Financial Results Highlights

(in C$)	Three Months Ended June 30, 2015		Six Months Ended June 30, 2015
	(% Change)		(% Change)
Total Revenues	$6,429,500	(+59.1%)	$12,021,800	(+59.6%)
Gross profit	$4,104,000	(+101.1%)	$7,668,900	(+103.2%)
EBITDA1:	$-32,300	(+91.3%)	$206,800	(+111.1%)
1. See below note regarding Non-GAAP financial measures.

“During the second quarter, we continued to report strong growth with a 59.1% increase in total revenues and 101% in gross profit as compared to the same period in 2014. The second quarter was also very active from a business development perspective. In May we announced the acquisition of the US rights to Fibricor® (fenofibric acid) and related authorized generic and the launch of our US business.  Subsequent to the Fibricor acquisition Tribute entered into a transformative merger agreement with Pozen, Inc. (“Pozen”), which upon satisfaction of certain conditions, is expected to be completed in the fourth quarter of 2015, will lead to the creation of Aralez Pharmaceuticals plc (“Aralez”), a premier specialty pharma company to be listed on the TSX in Canada and NASDAQ in the US,” said Rob Harris, President and Chief Executive Officer of Tribute. “Rounding out the second quarter, Tribute completed the acquisition of Medical Futures Inc., a private Canadian specialty pharmaceutical company for CAD$25 million dollars or approximately 2.5 times sales multiple said Mr. Harris.”  “We continue to focus on increasing shareholder value through strong organic growth and business development initiatives and are pleased with our performance so far this year,” added Mr. Harris.

Highlights of the Second Quarter 2015 and Subsequent to Quarter End:

●
On April 15, 2015, Tribute announced, that it was added to the S&P/TSX Venture Select Index. The S&P/TSX Venture Select Index measures the combined performance of constituents in the S&P/TSX Venture Composite Index that meet specific market capitalization and liquidity criteria. Tribute was one of eight TSX Venture Exchange companies added to the S&P/TSX Venture Select Index.

●
On May 21, 2015 Tribute announced that its wholly-owned subsidiary, Tribute Pharmaceuticals International Inc., a Barbados corporation, acquired the U.S. rights to Fibricor® (fenofibric acid) and its related authorized generic from a wholly owned step-down subsidiary of Sun Pharmaceutical Industries Ltd. Financial terms of the deal include the payment of US$10 million as follows: US$5 million on closing; US$2 million payable 180 days from closing; and, US$3 million payable 365 days from closing. Sales of the product during the twelve month period ended April 30, 2015 were approximately US$4.7 million. In connection with the acquisition, Tribute completed a private placement pursuant to which it issued 13,043,695 common shares at a price of $0.92 per share for aggregate gross proceeds of $12,000,199.

●
On June 8, 2015, Tribute entered in an agreement and plan of merger and arrangement (the “merger agreement”) with Pozen, among others. Upon completion of the transaction, which is expected to occur in the fourth quarter of 2015, subject to the satisfaction of certain conditions, the combined company will be named Aralez Pharmaceuticals plc (“Aralez”) and domiciled in Ireland. At closing each common share of Tribute will be converted into the right to receive 0.1455 ordinary shares of Aralez. Upon closing, Aralez is expected to trade on NASDAQ and TSX and will be led by Chief Executive Officer, Adrian Adams and President and Chief Business Officer, Andrew Koven. In connection with the transaction, a syndicate of leading healthcare investors, led by Deerfield Management Company, has committed up to US$350 million in growth capital for the combined company, intended to support the anticipated commercial launch of Yosprala® and for future acquisitions. Such financing is expected to close simultaneously with the closing of the transaction with Pozen. The proposed investment in Aralez includes:

o	US $75 million of equity at a purchase price of US$7.20 per ordinary share;

o	US $75 million in 2.5% convertible senior secured notes due six years from issuance with a conversion price of US$9.54 per ordinary share; and

o	Up to US $200 million committed senior secured debt facility to fund future acquisitions.

●
On June 17, Tribute announced that it acquired Medical Futures Inc. (“MFI”) in a transaction valued at $25 million. Financial terms of the deal include the payment of: $8.4 million in cash on closing; $5 million through the issuance of 3,723,008 common shares in the capital of Tribute; and, $5 million in the form of a one year term promissory note bearing interest at 8% annually convertible at the holder’s option at any time during the term into 2,813,778 common shares of Tribute; and future contingent cash milestone payments totaling $5.7 million based on attainment of certain consents. In addition, on the receipt of each regulatory approval for MFI’s two pipeline products (or upon the occurrence of a change of control of Tribute), the vendors will receive a payment of $1,250,000 per product.  Net sales of MFI in the twelve month period ended March 31, 2015 were approximately $10 million. This acquisition diversifies Tribute's product portfolio in Canada through the addition of 13 marketed, one recently approved product and 2 pipeline products.

●	On June 26, 2015 Health Canada accepted for review the New Drug Submission for bilastine.

●
On June 30, 2015, Health Canada approved ibSium®, a once-daily oral capsule approved to help reduce abdominal pain and discomfort associated with irritable bowel syndrome.  IbSium® was licensed from LeSaffre Human Care by MFI.

●
Subsequent to June 30, 2015, the Company issued 930,125 common shares in connection with the exercise of 776,700 common share purchase warrants and 153,425 compensation options exercised at a weighted average exercise price of $0.88 per common share, for aggregate proceeds of $806,428. In addition, the Company issued 76,712 common share purchase warrants on the exercise of 76,712 compensation options. Each such warrant has an exercise price of $0.90 and an expiry date of July 15, 2016.

●
IMS Health, an audited third party provider of sales data, reported an 24.6% increase in total prescriptions written for Cambia® during the three months ended June 30, 2015 compared to the three months ended March 31, 2015, or 101.8% increase when comparing Q2 2015 and Q2 2014.

Source: IMS Data

SECOND QUARTHER FINANCIAL RESULTS:

Three and Six Month Period Ended June 30, 2015

Total revenues for the three month period ended June 30, 2015 increased by 59.1% to $6,429,500 compared to $4,041,300 in 2014. The increase in revenue was attributable to an increase in other domestic product sales of $2,170,800 or 177.9% and international product sales of $613,600 or 171.5%.

For the six month period ended June 30, 2015 total revenues increased by 59.6% to $12,021,800 compared to $7,534,800 for the same period in 2014. The increase in revenue was attributable to an increase in other domestic product sales of $4,037,600 or 206.5% and an increase in international product sales of $619,200 or 75.3%.

The net loss before taxes for the three month period ended June 30, 2015 was $8,819,600 compared to a loss of $4,400,800 for the same period in the prior year. Contributing factors include:
●	Increased gross profit of $2,063,500 or 101.1%;
●
An increase in selling, general and administrative expenses of $1,726,600 related primarily to continued investment  to grow existing products, pre-launch and regulatory  activities related to bilastine, operational expenses related to  the acquisition of  Fibricor® and MFI and legal, accounting and due diligence expenses related to the proposed merger with Pozen;

●	An increase in amortization of $592,000;
●	An increase in the warrant liability (non-cash) of $2,975,900;
●	Gain of unrealized foreign exchange on debt of $337,300;
●	Restructuring costs of $1,132,400;
●	Transaction costs $254,000;
●	An increase in accretion expense of $39,000; and
●	An increase in interest expense net of interest income of $296,400.

Excluding non-operating expenses of $7,898,700 for the three month period ended June 30, 2015 (2014 - $3,735,000 loss), the loss from operations was $920,900 compared to the prior period of $665,800. Loss from operations excluding amortization for the three month period ended June 30, 2015 was $32,300 compared to a loss in the same period in the prior year of $369,200, which represents a decrease of $336,900 or 91.3%.

The net loss before taxes for the six month period ended June 30, 2015 was $14,001,100 compared to a loss of $7,689,000 for the same period in the prior year. Contributing factors include:
●	Increased gross profit of $3,893,900 or 103.2%;
●
Increase in selling, general and administrative expenses of $1,829,800 related primarily to continued investment  to grow existing products, pre-launch and regulatory  activities related to bilastine, operational expenses related to  the acquisition of  Fibricor® and MFI and legal, accounting and due diligence expenses related to the proposed merger with Pozen.;

●	An increase in amortization of $923,300;
●	An increase in the warrant liability (non-cash) of $4,259,700;
●	Restructuring costs of $1,132,400;
●	Transaction costs $254,000;
●	An increase in accretion expense of $81,900;
●	Loss on unrealized foreign exchange on debt of $1,096,200; and
●	An increase in interest expense net of interest income of $625,300.

Excluding non-operating expenses of $12,697,600 for the six month period ended June 30, 2015 (2014 - $5,244,800 loss), the loss from operations was $1,303,500 compared to the prior period of $2,444,200. Income from operations excluding amortization for the six month period ended June 30, 2015 was $206,800 compared to a loss in the same period in the prior year of $1,857,300, which represents an improvement of $2,064,000 or 111.1%.

The Company’s cash and cash equivalents position amounted to $17,600,421 at June 30, 2015 compared to $3,505,791 at December 31, 2014.

As at August 12, 2015, there were 125,991,203 common shares issued and outstanding, as well as 8,436,791 stock options outstanding, 24,426,065 common share purchase warrants and 1,154,281 compensation options outstanding.

About Tribute Pharmaceuticals Canada Inc.

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide® and Collatamp® G in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships Tribute also markets Fibricor® (fenofibric acid) in the U.S., Tribute also has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval. Under the MFI acquisition, the Company also markets Proferrin®, Durela®, Resultz®, Iberogast®, Balanse®, Balanse® Kids, Balanse® Diaflor™, Mutaflor®, Movi-prep®, Normacol®, Pegalax®, Purfem® Onypen® in Canada and has recently obtained Health Canada approval for ibSium® and also has the Canadian rights to market Octasa® and BedBugz® upon regulatory approval in Canada.

Non-GAAP Financial Measures

In this news release, Tribute has used the term earnings before interest, taxes, depreciation and amortization ("EBITDA"), which is a non-GAAP financial measure. For the purposes of calculating EBITDA, the Company has excluded the effect of foreign currency on the Company's debt. Management believes that EBITDA provides useful information to investors as it is an important indicator of the issuer's ability to generate liquidity through cash flow from operating activities, and is also used by investors and analysts for assessing financial performance and for the purpose of valuing an issuer, including calculating financial and leverage ratios. EBITDA does not have any standardized meaning under United States generally accepted accounting principles ("GAAP") and should not, therefore, be considered in isolation or used in substitute for measures of performance prepared in accordance with GAAP. Other issuers may calculate this non-GAAP measure differently. Investors should be cautioned that this measure should not be construed as an alternative to net earnings, cash flow from operating activities or other measures of financial results determined in accordance with GAAP as an indicator of Tribute's performance.  The measure calculated in accordance with GAAP that is most directly comparable to EBITDA is Income from Operations less Amortization.  For the 12 months ended December 31, 2014 the Income from Operations was ($2,531,800) and the Amortization was $1,511,021 with Income from Operations less Amortization amounting to ($1,020,779).

Additional Information and Where to Find It

In connection with the proposed transaction set forth in the merger agreement, Aralez, Pozen and Tribute has filed and will be filing additional documents with the SEC, including a Registration Statement on  Form S-4 filed by Aralez  that includes the proxy statement/prospectus relating to the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to Pozen stockholders in connection with the proposed transaction. It is expected that shares of Aralez to be issued by Aralez to Tribute shareholders will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a) (10) thereof. Upon receipt of an interim court order in respect of the plan of arrangement, Tribute will be mailing an Information Circular to its shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PRELIMINARY AND DEFINITIVE PROXY/PROSPECTUS AS WELL AS THE INFORMATION CIRCULAR WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARALEZ, POZEN, TRIBUTE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC's website at www.sec.gov. Investors and security holders will be able to obtain free copies of the Information Circular and other documents filed by Tribute on the System for Electronic Document Analysis Retrieval ("SEDAR") website maintained by the Canadian Securities Administrators atwww.sedar.com. Investors and security holders may obtain free copies of the documents filed by Pozen with the SEC on Pozen's website at www.pozen.com under the heading "Investors" and then under the heading "SEC Filings" and free copies of the documents filed by Tribute with the SEC on Tribute's website at www.tributepharma.com under the heading "Investors" and then under the heading "SEC Filings."

Participants in the Solicitation

Pozen and Tribute and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Pozen and shareholders of Tribute in connection with the proposed transaction. Information regarding the special interests, if any, of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus and Information Circular described above. Additional information regarding the directors and executive officers of Pozen and Tribute is contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2014 filed with the SEC.

No Offer or Solicitation

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains certain forward-looking statements about Tribute as defined under applicable securities law, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Such statements include, but are not limited to,  the anticipated closing of the transaction with Pozen, the expected strong organic growth from existing products and the expected continued improved results for Tribute's business development efforts . Forward-looking statements, by their nature, are subject to risks and uncertainties. Tribute's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, any of which could cause actual results to vary materially from current results or anticipated future results, including but not limited to, those risks and uncertainties disclosed under the heading "Risk Factors" of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014 and its other filings filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities which are available online at www.sec.gov and at www.sedar.com, respectively.  Accordingly, readers should not place undue reliance on forward-looking statements Tribute assumes no obligation to update any forward-looking statements.

Bezalip® SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf. Cambia® is a registered trademark and under license from Depomed, Inc. Collatamp® G is a registered trademark and under license EUSA Pharma (Europe) Limited. Visken® and Viskazide® are registered trademarks under license with Novartis AG.

For further information on Tribute visit the Company's website: http://www.tributepharma.com

Contacts:

Tribute Pharmaceuticals Canada Inc. Scott Langille
CFO
905-876-3166
scott.langille@tributepharma.com

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)

	As at	As at
	June 30, 2015	December 31, 2014
ASSETS
Current
Cash and cash equivalents	$17,600,421	$3,505,791
Accounts receivable, net of allowance	5,599,905	2,145,319
Inventories	2,921,625	1,037,387
Taxes recoverable	214,566	130,623
Loan receivable	15,814	15,814
Prepaid expenses and other receivables	748,125	187,279
Current portion of debt issuance costs, net	1,213,435	128,134
Total current assets	28,313,891	7,150,347
Property, plant and equipment, net	1,296,316	1,012,285
Intangible assets, net	80,525,023	40,958,870
Goodwill	7,532,265	3,599,077
Debt issuance costs, net	325,808	359,161
Total assets	$117,993,303	$53,079,740

LIABILITIES

Current
Accounts payable and accrued liabilities	$8,793,456	$4,344,606
Amounts payable and contingent consideration	12,439,132	-
Current portion of long term debt	1,653,802	1,319,030
Promissory convertible note	5,000,000	-
Debentures	12,500,000	-
Warrant liability	9,575,408	3,107,880
Other current liability	24,850	-
Total current liabilities	49,986,648	8,771,516
Deferred tax liability	7,594,370	-
Long term debt	14,507,306	13,967,493
Total liabilities	72,088,324	22,739,009

Contingencies and commitments

SHAREHOLDERS’ EQUITY
Capital Stock
AUTHORIZED
Unlimited Non-voting, convertible redeemable and retractable preferred shares with no par value
Unlimited Common shares with no par value
ISSUED
Common shares 125,050,578 (December 31, 2014 – 94,476,238)	71,098,839	41,182,630
Additional paid-in capital options	3,737,453	2,713,605
Warrants	5,002,711	6,347,349
Accumulated other comprehensive loss	(24,850)	-
Deficit	(33,909,174)	(19,902,853)
Total shareholders’ equity	45,904,979	30,340,731
Total liabilities and shareholders’ equity	$117,993,303	$53,079,740

See accompanying notes to the condensed interim consolidated financial statements.

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS,
 COMPREHENSIVE LOSS AND DEFICIT
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Periods Ended June 30		For the Six Month Periods Ended June 30
	2015	2014	2015	2014

Revenues
Licensed domestic product net sales	$2,067,152	2,463,309	4,588,232	4,739,693
Other domestic product sales	3,390,865	1,220,104	5,992,487	1,954,882
International product sales	971,467	357,872	1,441,062	821,849
Royalty and licensing revenues	-	-	-	18,414
Total revenues	6,429,484	4,041,285	12,021,781	7,534,838

Cost of Sales
Licensor sales and distribution fees	1,542,811	1,636,895	2,994,875	3,049,938
Cost of products sold	779,846	350,600	1,355,092	696,464
Expired products	2,873	13,356	2,873	13,356
Total Cost of Sales	2,325,530	2,000,851	4,352,840	3,759,758
Gross Profit	4,103,954	2,040,434	7,668,941	3,775,080

Expenses
Selling, general and administrative
	4,136,253	2,409,678	7,462,175	5,632,339
Amortization of assets	888,612	296,574	1,510,235	586,926
Total operating expenses	5,024,865	2,706,252	8,972,410	6,219,265
Loss from operations	(920,911)	(665,818)	(1,303,469)	(2,444,185)

Non-operating income (expenses)
(Loss) gain on derivative instrument	-	(196,800)	-	3,200
Change in warrant liability	(6,181,889)	(3,205,975)	(8,877,489)	(4,617,749)
Unrealized foreign currency exchange gain (loss) on debt
	337,273		(1,096,183)
Accretion expense	(73,463)	(34,409)	(147,462)	(65,526)
Restructuring costs	(1,132,398)	-	(1,132,398)	-
Transaction costs	(254,044)	-	(254,044)	-
Interest income	802	166	927	538
Interest expense	(595,000)	(298,006)	(1,190,975)	(565,298)
Loss before tax	(8,819,630)	(4,400,842)	(14,001,093)	(7,689,020)
Deferred income tax recovery	(5,228)	-	(5,228)	-
Net loss for the period	$(8,824,858)	$(4,400,842)	$(14,006,321)	$(7,689,020)
Unrealized (loss) gain on derivative instrument, net of tax
	(24,850)	(85,942)	18,550	(189,430)
Net loss and comprehensive loss for the period
	(8,849,708)	(4,486,784)	(13,987,771)	(7,878,450)
Deficit, beginning of period
	(25,084,316)	(17,584,089)	(19,902,853)	(14,295,911)
Deficit, end of period	$(33,909,174)	$(21,984,931)	$(33,909,174)	$(21,984,931)
Loss per share– Basic and diluted
	$(0.08)	$(0.09)	$(0.14)	$(0.15)
Weighted Average Number of Common Shares - Basic	108,800,996	51,581,238	102,776,669	51,501,128
Weighted Average Number of Common Shares - Diluted	108,800,996	51,581,238	102,776,669	51,501,128

See accompanying notes to the condensed interim consolidated financial statements.

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)
For the Periods Ended June 30,
	For Six Month Periods Ended
	2015	2014
Cash flows from (used in) operating activities
Net loss	$(14,006,321)	$(7,689,020)
Items not affecting cash:
Amortization	1,540,453	598,789
Changes in warrant liability	8,877,489	4,617,749
Share-based compensation	1,030,689	217,076
Accretion expense	147,462	65,526
Paid-in common shares for services	-	211,812
Change in non-cash operating assets and liabilities	(2,247,418)	(337,439)
Cash flows (used in) operating activities	(4,657,646)	(2,315,507)
Cash flows from (used in) investing activities
Acquisition, net of cash acquired	(8,411,645)	-
Additions to property, plant and equipment	(16,063)	(6,525)
Increase in intangible assets	(6,185,960)	(222,727)
Cash flows (used in) investing activities	(14,613,668)	(229,252)

Cash flows from (used in) financing activities
Debt issuance costs	(1,125,756)	(128,181)
Options exercised	8,204	-
Debentures	12,500,000	-
(Repayment) advances of long term debt	(410,942)	2,211,000
Common shares issued	12,000,199
Share issuance costs	(1,092,846)	-
Warrants exercised	10,239,215	-
Cash flows from financing activities	32,118,074	2,082,819

Changes in cash and cash equivalents	12,846,760	(461,940)
Change in cash and cash equivalents due to changes in foreign exchange	1,247,870	(49,499)
Cash and cash equivalents, beginning of period	3,505,791	2,813,472
Cash and cash equivalents, end of period	$17,600,421	$2,302,033

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